EXHIBIT 10e
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                           AMENDMENT TO THE
                      BENEFIT EQUALIZATION PLAN
                   OF BRISTOL-MYERS SQUIBB COMPANY
            AND ITS SUBSIDIARY OR AFFILIATED CORPORATIONS
          PARTICIPATING IN THE BRISTOL-MYERS SQUIBB COMPANY
                      RETIREMENT INCOME PLAN OR
              THE BRISTOL-MYERS SQUIBB PUERTO RICO, INC.
                        RETIREMENT INCOME PLAN


           The Benefit Equalization Plan of Bristol-Myers Squibb Company and its Subsidiary or Affiliated Corporations Participating in the Bristol-Myers Squibb Company Retirement Income Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Retirement Income Plan (the "Plan"), as amended and restated effective as of January 1, 1993, is hereby further amended as follows:


1. Effective February 1, 1995, Article IV of the Plan is amended by redesignating paragraph C as paragraph D and inserting the following language as new paragraph C:


     "C. Effective as of February 1, 1995, each participant in this Plan in grade levels E07 and above or his beneficiaries shall be entitled to receive a supplemental pension benefit equal to the excess of the benefit that would have been payable to such participant or his beneficiaries under the applicable Retirement Plan determined without limiting his total years of service to 40 years."


2. Effective February 1, 1995, new paragraph D of Article IV of the Plan is amended by deleting the reference to "paragraphs A and B" and inserting in lieu thereof "paragraphs A, B and C".

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